New Hampshire Thrift Bancshares, Inc. Announces Earnings for Fiscal Year 2012

Performance Reflects Loan and Deposit Growth

NEWPORT, NH -- (Marketwire - February 01, 2013) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the twelve months ended December 31, 2012, of $7.8 million, or $1.20 per common share, assuming dilution, compared to $7.7 million, or $1.20 per common share, assuming dilution, for same period in 2011, an increase of $90 thousand, or 1.18%. For the quarter ended December 31, 2012, the Company reported consolidated net income of $1.6 million, or $0.26 per common share, assuming dilution, compared to $1.6 million, or $0.24 per common share, assuming dilution, for the quarter ended December 31, 2011, an increase of $5 thousand, or 0.31%.

2012 Financial Highlights

  Total assets increased $228.7 million, or 21.95%, to $1.3 billion at December 31, 2012, from $1.0 billion at December 31, 2011.

  Net loans increased $187.3 million, or 26.20%, to $902.2 million at December 31, 2012, from $715.0 million at December 31, 2011.

  In 2012, the Company originated $426.8 million in loans, compared to $289.1 million in 2011.

  The Company's loan servicing portfolio was $385.4 million at December 31, 2012, compared to $365.8 million at December 31, 2011.

  Total deposits increased $146.3 million, or 18.22%, to $949.3 million at December 31, 2012, from $803.0 million at December 31, 2011.

  Net interest and dividend income for the year ended December 31, 2012, was $29.0 million compared to $28.5 million for the same period in 2011.

  Net income available to common stockholders was $7.1 million for the year ended December 31, 2012, compared to $7.0 million for the same period in 2011

  The Company's returns on average assets and average equity for the twelve months ended December 31, 2012, were 0.84% and 7.51%, respectively, compared to 0.74% and 7.96%, respectively, for the same period in 2011.

  As a percentage of total loans, non-performing loans decreased to 1.59% at December 31, 2012, from 2.32% at December 31, 2011.

Earnings Summary

Net income of $7.8 million for the twelve months ended December 31, 2012, includes an increase of $523 thousand, or 1.84%, in net interest and dividend income. The provision for loan losses increased $1.3 million, or 100.22%, to $2.7 million for the twelve months ended December 31, 2012, compared to $1.4 million for the same period in 2011. Noninterest income increased $4.2 million, or 39.69%, to $14.6 million for the twelve months ended December 31, 2012, compared to $10.5 million for the same period in 2011. This increase includes a net loss on sales of other real estate owned of $150 thousand and decreases of $4 thousand in customer service fees and $129 thousand in realized gain in Charter Holding Corp partially offset by increases of $1.2 million in net gains on sales and calls of securities, $1.9 million in net gains on the sales of loans, $1.2 million in insurance commission income and $79 thousand in bank-owned life insurance income. Noninterest expense increased $2.4 million, or 8.69%, to $29.5 million for the twelve months ended December 31, 2012, compared to $27.1 million for the same period in 2011. Within noninterest expense, salaries and employee benefits increased $682 thousand, or 4.78%, to $15.0 million for the twelve months ended December 31, 2012, compared to $14.3 million for the same period in 2011. The Company recorded approximately $1.2 million of expenses related to the fourth quarter acquisition of The Nashua Bank.

Net income of $1.6 million for the quarter ended December 31, 2012, includes an increase of $325 thousand, or 4.64%, in net interest and dividend income compared to the same period in 2011. The provision for loan losses increased $77 thousand to $444 thousand for the quarter ended December 31, 2012, compared to $367 thousand for the same period in 2011. Noninterest income increased $1.3 million, or 51.23%, to $3.8 million for the quarter ended December 31, 2012, compared to $2.5 million for the same period in 2011. This increase includes increases of $20 thousand in customer service fees, $56 thousand in net gains on sales and calls of securities, $965 thousand in net gain on sales of loans, $13 thousand in rental income, $32 thousand in realized gain in Charter Holding Corp., $146 thousand in insurance commission income, and $19 thousand in bank-owned life insurance income. Noninterest expense increased $853 thousand, or 12.04%, to $7.9 million for the quarter ended December 31, 2012, compared to $7.1 million for the same period in 2011, including approximately $1.0 million of expenses related to the acquisition of The Nashua Bank.

Balance Sheet Summary

Total assets were $1.3 billion at December 31, 2012, compared to $1.0 billion at December 31, 2011, an increase of 21.95%. Securities available-for-sale increased $2.1 million to $212.4 million at December 31, 2012, from $210.3 million at December 31, 2011. Net loans held in portfolio increased $187.3 million, or 26.20%, to $902.2 million at December 31, 2012, from $715.0 million at December 31, 2011. This increase in loans includes approximately $91.5 million of loans from the acquisition of The Nashua Bank. The allowance for loan losses was $9.9 million at December 31, 2012, compared to $9.1 million at December 31, 2011. The change in the allowance for loan losses is the net effect of provisions of $2.7 million, charge-offs of $2.5 million, and recoveries of $596 thousand. As a percentage of total loans, non-performing loans decreased from 2.32% at December 31, 2011 to 1.59% at December 31, 2012. Total loan production for the twelve months ended December 31, 2012, was $426.8 million compared to $289.1 million for the twelve months ended December 31, 2011. Loan production during the fourth quarter of 2012 was $103.5 million compared to $93.2 million for the same period in 2011.

Total deposits increased $146.3 million, or 18.22%, to $949.3 million at December 31, 2012, from $803.0 million at December 31, 2011. This increase in deposits includes approximately $94.4 million of deposits from the acquisition of The Nashua Bank. Within deposits, savings and money market accounts increased $87.2 million, transaction accounts increased $41.7 million and time deposits increased $17.4 million. Advances from the Federal Home Loan Bank increased $61.8 million, or 76.32%, to $142.7 million at December 31, 2012, from $81.0 million at December 31, 2011.

Stockholders' equity of $129.5 million resulted in a book value of $15.09 per common share at December 31, 2012, based on 7,055,946 shares of common stock outstanding. The Bank remains well-capitalized with a Leverage (Tier I) Capital ratio of 8.87% at December 31, 2012.

Other Events

On December 21, 2012, the Company announced it had completed its acquisition of The Nashua Bank in Nashua, New Hampshire, expanding the Company's presence in southern New Hampshire. The Company issued approximately 1.15 million shares of its common stock and paid approximately $3.68 million in cash to Nashua Bank shareholders in the transaction. The Nashua Bank now operates under the name "The Nashua Bank, a division of Lake Sunapee Bank, fsb."

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally chartered stock savings bank which provides a wide range of banking and financial services including McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products. These wholly owned subsidiaries operate through 30 banking and insurance offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.3 billion.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

For the Years Ended December 31,                        2012        2011
                                                     ----------  ----------
(Dollars in thousands except for per share data)
Net Income                                           $    7,759  $    7,669
Per Share Data:
  Basic Earnings                                           1.20        1.20
  Diluted Earnings (1)                                     1.20        1.20
  Dividends Paid                                           0.52        0.52
  Dividend Payout Ratio                                   43.33%      43.33%

Return on Average Assets                                   0.84%       0.74%
Return on Average Equity                                   7.51%       7.96%

As of December 31,                                      2012        2011
                                                     ----------  ----------
(Dollars in thousands except for per share data)
Total Assets                                         $1,270,477  $1,041,819
Total Securities (2)                                    221,875     217,933
Loans, Net                                              902,236     714,952
Total Deposits                                          949,341     803,023
Federal Home Loan Bank Advances                         142,730      80,967
Stockholders' Equity                                    129,494     108,660
Book Value per Common Share                          $    15.09  $    15.20
Common Shares Outstanding                             7,055,946   5,832,360

Leverage (Tier I) Capital                                  8.87%       9.75%

Number of Locations                                          30          30

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.
(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

As of December 31,
(Dollars in thousands)                                 2012         2011
                                                   -----------  -----------
ASSETS                                             (unaudited)
  Cash and due from banks                          $    26,147  $    21,841
  Overnight deposits                                    13,265        2,899
                                                   -----------  -----------
      Total cash and cash equivalents                   39,412       24,740
  Securities available-for-sale                        212,369      210,318
  Federal Home Loan Bank stock                           9,506        7,615
  Loans held-for-sale                                   11,983        3,434
  Loans receivable, net of the allowance for loan
   losses of $9.9 million as of December 31, 2012,
   and $9.1 million as of December 31, 2011            902,236      714,952
  Accrued interest receivable                            2,845        2,669
  Bank premises and equipment, net                      17,261       16,450
  Investments in real estate                             4,074        3,451
  Other real estate owned                                  102        1,344
  Goodwill                                              35,395       28,597
  Intangible assets                                      3,416        1,755
  Investment in partially owned Charter Holding
   Corp., at equity                                      4,909        4,895
  Bank-owned life insurance                             18,905       13,347
  Other assets                                           8,064        8,252
                                                   -----------  -----------
    Total assets                                   $ 1,270,477  $ 1,041,819
                                                   ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
  Noninterest-bearing                              $    74,133  $    64,356
  Interest-bearing                                     875,208      738,667
                                                   -----------  -----------
  Total deposits                                       949,341      803,023
  Federal Home Loan Bank advances                      142,730       80,967
  Other borrowings                                           -          543
  Securities sold under agreements to repurchase        14,619       15,514
  Subordinated debentures                               20,620       20,620
  Accrued expenses and other liabilities                13,673       12,492
                                                   -----------  -----------
    Total liabilities                                1,140,983      933,159
                                                   -----------  -----------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:
      Series B, fixed rate noncumulative
       perpetual, fixed rate cumulative perpetual,
       23,000 shares issued and outstanding at
       December 31, 2012, and 20,000 shares issued
       and outstanding at December 31, 2011                  -            -
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized, 7,486,225 shares
   issued and 7,055,946 shares outstanding as of
   December 31, 2012, and 6,292,639 shares issued
   and 5,832,360 shares outstanding as of December
   31, 2011                                                 75           63
  Warrants                                                   -           85
  Paid-in capital                                       83,977       66,658
  Retained earnings                                     53,933       49,892
  Accumulated other comprehensive loss                  (1,444)        (887)
  Unearned stock awards                                   (377)           -
  Treasury stock, at cost, 430,279 shares as of
   December 31, 2012, and 460,279 shares as of
   December 31, 2011                                    (6,670)      (7,151)
                                                   -----------  -----------
    Total stockholders' equity                         129,494      108,660
                                                   -----------  -----------
    Total liabilities and stockholders' equity     $ 1,270,477  $ 1,041,819
                                                   ===========  ===========

                    New Hampshire Thrift Bancshares, Inc.
                      Consolidated Statements of Income

                               For the Twelve Months    Three Months Ended
                                 Ended December 31,        December 31,
(Dollars in thousands except
 for per share data)              2012        2011        2012       2011
                              -----------  ---------- ----------- ----------
INTEREST AND DIVIDEND INCOME  (unaudited)             (unaudited)
  Interest and fees on loans  $    32,542  $   31,640 $     8,489 $    7,844
  Interest and dividends on
   debt investments
  Taxable                           3,223       4,601         466        989
  Dividends                            62          35          15          6
  Other                               594         912         135        232
                              -----------  ---------- ----------- ----------
  Total interest and dividend
   income                          36,421      37,188       9,105      9,071
                              -----------  ---------- ----------- ----------

INTEREST EXPENSE
  Interest on deposits              4,381       5,771       1,026      1,360
  Interest on advances and
   other borrowed money             1,944       1,863         495        450
  Interest expense on
   debentures                       1,027       1,008         252        256
  Interest on securities sold
   under agreements to
   repurchase                          47          47          12          9
                              -----------  ---------- ----------- ----------
  Total interest expense            7,399       8,689       1,785      2,075
                              -----------  ---------- ----------- ----------

  Net interest and dividend
   income                          29,022      28,499       7,320      6,996

PROVISION FOR LOAN LOSSES           2,705       1,351         444        367
                              -----------  ---------- ----------- ----------

  Net interest and dividend
   income after provision for
   loan losses                     26,317      27,148       6,876      6,629
                              -----------  ---------- ----------- ----------

OTHER INCOME
  Customer service fees             5,068       5,071       1,300      1,258
  Net gain on sales and calls
   of securities                    3,819       2,588         404        348
  Net gain on sales of loans        2,867         931       1,333        368
  Net (loss) gain on sales of
   other real estate owned
   and fixed assets                  (150)         27           -          -
  Rental income                       736         714         176        163
  Realized gain in Charter
   Holding Corp.                      444         573         146        114
  Insurance commission income       1,315         122         267        120
  Bank owned life insurance
   income                             511         432         137        118
                              -----------  ---------- ----------- ----------
  Total noninterest income         14,609      10,458       3,763      2,489
                              -----------  ---------- ----------- ----------

                              For the Twelve Months     Three Months Ended
                               Ended December 31,          December 31,
(Dollars in thousands except
 for per share data)             2012       2011         2012        2011
                             ----------- ----------  -----------  ----------
NONINTEREST EXPENSES         (unaudited)             (unaudited)
Salaries and employee
 benefits                         14,988     14,307        3,836       3,781
Occupancy and equipment
 expenses                          3,648      3,806          937         957
Advertising and promotion            481        510          131         141
Depositors' insurance                802        793          198         184
Professional services              1,208      1,122          289         315
Data processing and outside
 services                          1,117      1,048          268         285
Telephone                            664        799          153         294
ATM processing fees                  498        481          130         118
Mortgage servicing (income),
 net of amortization of
 mortgage servicing rights            92       (117)          (4)         11
Supplies                             373        344           94          93
Other expenses                     5,612      4,034        1,905         905
                             ----------- ----------  -----------  ----------
Total noninterest expenses        29,483     27,126        7,937       7,084
                             ----------- ----------  -----------  ----------

INCOME BEFORE PROVISION FOR
 INCOME TAXES                     11,443     10,480        2,703       2,034

PROVISION FOR INCOME TAXES         3,684      2,811        1,068         404

                             ----------- ----------  -----------  ----------
NET INCOME                   $     7,759 $    7,669  $     1,635  $    1,630
                             =========== ==========  ===========  ==========
NET INCOME AVAILABLE TO
 COMMON STOCKHOLDERS         $     7,093 $    6,956  $     1,584  $    1,393

Earnings Per Common Share,
 basic                       $      1.20 $     1.20  $      0.26  $     0.24
Earnings Per Common Share,
 assuming dilution (1)       $      1.20 $     1.20  $      0.26  $     0.24
Dividends Declared per
 common share                $      0.52 $     0.52  $      0.13  $     0.13

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Stephen R. Theroux
President
603-863-0886